As filed with the Securities and Exchange Commission on November 27, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Revance Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0551645
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7555 Gateway Boulevard

Newark, California 94560

(510) 742-3400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark J. Foley

President and Chief Executive Officer

Revance Therapeutics, Inc.

7555 Gateway Boulevard

Newark, California 94560

(510) 742-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gordon K. Ho

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Smaller reporting company	☒	Non-accelerated filer	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable under the sales agreement	$125,000,000	$13,638 (1)
Common Stock, par value $0.001 per share	(2)	(3)
Preferred Stock, par value $0.001 per share	(2)	(3)
Debt Securities	(2)	(3)
Warrants	(2)	(3)
Total	$125,000,000	$13,638 (1)(3)

(1)

Calculated pursuant to Rule 457(o) and Rule 457(r) under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, shares of common stock with a maximum aggregate price of $113,824,378.52 registered hereunder are unsold shares (the “Unsold Shares”) previously covered by the registrant’s registration statement on Form S-3 (File No. 333-221911), which was initially filed with the Securities and Exchange Commission and became effective on December 5, 2017 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the Prior Registration Statement will be terminated and will no longer be effective upon the filing of this Registration Statement, and the registration fees of $14,171.14 that were previously paid in connection with the Unsold Shares under the Prior Registration Statement are being carried forward and will continue to be applied to the Unsold Shares. Accordingly, the registrant does not owe any additional filing fee in connection with the filing of this Registration Statement for the shares of common stock being registered pursuant to this Registration Statement and issuable pursuant to a sales agreement with Cowen and Company, LLC, dated as of the date hereof, for a maximum aggregate offering price of $125,000,000 (the “New Shelf Securities”).

(2)

Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate number or amount, as the case may be, of common stock, preferred stock, debt securities and warrants are being registered hereunder as may from time to time be issued at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class, and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions, or pursuant to anti-dilution provisions of any of the securities.

(3)	Pursuant to Rules 456(b) and 457(r), the registrant is deferring payment of all applicable registration fees, other than those described in footnote (1) above.

EXPLANATORY NOTE

This Registration Statement contains:

•	a base prospectus which covers the offering, issuance and sale by us of the securities identified above from time to time in one or more offerings; and

•

a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $125,000,000 of our common stock that may be issued and sold under a sales agreement with Cowen and Company, LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer, issue, and sell any combination of the securities described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, or common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon exercise of warrants.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement. We may sell securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Global Market under the symbol “RVNC.” On November 24, 2020, the last reported sales price of our common stock was $23.41 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated by reference into this prospectus, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 27, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf Registration Statement, we may sell from time to time, in one or more offerings, common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities described in this prospectus. There is no limit on the aggregate amount of the securities that we may offer pursuant to the Registration Statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer.

Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

We have not authorized anyone to provide you with information different than that contained or incorporated by reference in this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses that we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference herein, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering in their entirety before making an investment decision.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

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Unless the context indicates otherwise, as used in this prospectus, the terms “Revance,” “the Company,” “we,” “us” and “our” refer to Revance Therapeutics, Inc., a Delaware corporation, and, where appropriate, its wholly owned subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the Registration Statement of which this prospectus is a part.

Company Overview

We are a biotechnology company focused on innovative aesthetic and therapeutic offerings, including our next-generation neuromodulator product, DaxibotulinumtoxinA for Injection. DaxibotulinumtoxinA for Injection combines a proprietary stabilizing peptide excipient with a highly purified botulinum toxin that does not contain human or animal-based components. We have successfully completed a Phase 3 program for DaxibotulinumtoxinA for Injection in glabellar (frown) lines and are pursuing U.S. regulatory approval. We are also evaluating DaxibotulinumtoxinA for Injection in the full upper face, including glabellar lines, forehead lines and crow’s feet, as well as in two therapeutic indications—cervical dystonia and adult upper limb spasticity. To accompany DaxibotulinumtoxinA for Injection, we own a unique portfolio of premium products and services for U.S. aesthetics practices, including the exclusive U.S. distribution rights to Teoxane SA’s line of Resilient Hyaluronic Acid® (“RHA®”) Collection of dermal fillers, the first and only range of FDA-approved fillers for correction of dynamic facial wrinkles and folds, and the HintMD fintech platform, which includes integrated smart payment, subscription and loyalty digital services. We have also partnered with Viatris Inc. (formerly Mylan N.V.) to develop a biosimilar to BOTOX®, which would compete in the existing short-acting neuromodulator marketplace. We are dedicated to making a difference by transforming patient experiences.

Corporate Information

We were incorporated in Delaware in August 1999 under the name Essentia Biosystems, Inc. We commenced operations in June 2002 and, in April 2005, changed our name to Revance Therapeutics, Inc. Our principal executive offices are located at 7555 Gateway Boulevard, Newark, California 94560, and our telephone number is (510) 742-3400. Our website address is www.revance.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined at the time of the relevant offering. We may also offer common stock or preferred stock upon conversion of debt securities, or common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon exercise of warrants. This prospectus provides you with a general description of the securities we may offer.

Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;

•	original issue discount (“OID”), if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking, if applicable;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important U.S. federal income tax considerations.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding option to purchase additional securities, if any; and

•	the estimated net proceeds to us.

Common stock. We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets legally available for distribution to stockholders remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future. In this prospectus, we have summarized certain general features of our common stock under “Description of Capital Stock-Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate and issue up to 5,000,000 shares of preferred stock in one or more series and to fix the privileges, preferences and rights of each series of preferred stock, any or all of which may be greater than the rights of the common stock. We are not offering previously designated series of preferred stock, if any, under this prospectus. If we sell any new series of preferred stock under this prospectus and any applicable prospectus supplement, our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock being offered, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock may be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. We will file as an exhibit to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of the certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock-Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible or exchangeable into our common stock or other securities. Conversion may be mandatory or optional (at our option or the holder’s option) and would be at prescribed conversion or exchange prices.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the Registration Statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities, offered by any prospectus supplement. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the Registration Statement of which this prospectus is a part. We will file as exhibits to the

Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to the particular series of warrants being offered.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds for working capital and other general corporate purposes, which may include sales and marketing activities, research and development activities, manufacturing and commercialization activities, general and administrative matters, other business opportunities, and capital expenditures. See “Use of Proceeds” in this prospectus.

The Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “RVNC.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we file with the SEC that are incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, and assumptions, including risks described under the heading “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K and in our most recently filed Quarterly Report on Form 10-Q, as may be updated by other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. These factors include, among other things:

•

our expectations regarding the results, timing, costs and completion of our research and development programs and regulatory approvals, regulatory fillings of our current or future product candidates, including the timing of the U.S. Food and Drug Administration’s decision on the Biologics License Application for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines;

•

the impact of the COVID-19 pandemic on the timing of regulatory approval of DaxibotulinumtoxinA for Injection for the treatment of glabellar lines, our manufacturing operations, supply chain, end user demand for our products, commercialization efforts, business operations, clinical trials and other aspects of our business;

•

our ability to effectively and reliably manufacture supplies of DaxibotulinumtoxinA for Injection, biosimilar or any future product candidates, if approved, including through any third-party manufacturers, and to develop, validate and maintain a commercially viable manufacturing process, as well as our ability to acquire supplies of RHA® Collection of dermal fillers from Teoxane SA (“Teoxane”);

•

the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results, or that positive results would assure regulatory approval or commercial success of our product candidates;

•	our ability to obtain regulatory approval of our product candidates;

•

whether our acquisition of the HintMD fintech platform and our exclusive U.S. distribution rights to the RHA® Collection of dermal fillers will provide the anticipated economic and other benefits, including our ability to realize anticipated synergies and successfully commercialize the services and products;

•

the rate and degree of commercial acceptance, potential market size, opportunity and growth potential of the RHA® Collection of dermal fillers and the HintMD fintech platform, and any other product candidates if approved for commercial use;

•

our ability to successfully commercialize the RHA® Collection of dermal fillers and our ability to commercialize our product candidates, if approved, and the timing and cost of commercialization activities;

•	our ability to build our own sales and marketing capabilities, or seek collaborative partners, including distributors, to commercialize our product candidates, if approved;

•	the status of our commercial collaborations;

•	changes in and failures to comply with U.S. and foreign privacy and data protection laws, regulations and standards;

•	our strategy of acquiring complementary businesses and our ability to successfully integrate acquired businesses and technologies, including the successful integration of the HintMD fintech platform;

•	competitive pressures in the markets in which we operate;

•	our ability to obtain funding for our operations;

•

the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology, and to avoid third-party patent interference or intellectual property infringement claims;

•	our financial performance, including future revenue, expenses and capital requirements; and

•	the cost and our ability to successfully defend ourselves if product liability lawsuits are brought against us.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

These forward-looking statements are based upon information available to us and represent our estimates and assumptions only as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any free writing prospectus or prospectus supplement, or any documents incorporated by reference herein or therein.

You should read this prospectus and any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital and other general corporate purposes, which may include sales and marketing activities, research and development activities, manufacturing and commercialization activities, general and administrative matters, other business opportunities, and capital expenditures. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in short-term obligations of the U.S. government and its agencies.

DESCRIPTION OF CAPITAL STOCK

The description below of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws, which are incorporated by reference into the Registration Statement of which this prospectus is a part, and the applicable provisions of Delaware law.

General

Our amended and restated certificate of incorporation authorizes us to issue up to 95,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

Voting rights. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors.

At all meetings of stockholders, except where otherwise provided by statute or by our amended and restated certificate of incorporation, or by our amended and restated bylaws, the presence of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Except as otherwise provided by statute or by applicable stock exchange rules, or by our amended and restated certificate of incorporation, or by our amended and restated bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders.

Our board of directors is divided into three classes, with each class having a three-year term. Except as otherwise provided by statute, or by our amended and restated certificate of incorporation, or by our amended and restated bylaws, directors standing for election shall be elected by a plurality of the votes of the shares present at the meeting and entitled to vote generally on the election of directors. The Company’s stockholders do not have cumulative voting rights in the election of directors. As a result, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and preferences. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully paid and nonassessable. All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. The, rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of preferred stock may be greater than the rights of the common stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company without further action by the stockholders, and may have the effect of delaying or preventing changes in management of the Company. In addition, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that holders of common stock will receive dividend payments and payments upon liquidation.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in a certificate of designation relating to that series.

We will file as an exhibit to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws provide for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders representing a majority of the shares of common stock outstanding will be able to elect all of our directors due to be elected at each annual meeting of our stockholders. In addition, our amended and restated certificate of incorporation provides that vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes may be filled by the affirmative vote of a majority of the remaining directors in office, even if less than a quorum, and that newly created directorships shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, unless our board of directors determines otherwise. Our amended and restated bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by consent in writing, and that only the chairman of our board, our president, our secretary or a majority of the authorized number of directors may call a special meeting of stockholders. Our amended and restated certificate of incorporation requires a 66-2/3% stockholder vote for the amendment, repeal or modification of certain provisions of our amended and restated certificate of incorporation relating to, among other things, the classification of our board of directors and filling of vacancies on our board of directors. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws also require a 66-2/3% stockholder vote for the stockholders to adopt, amend or repeal certain provisions of our amended and restated bylaws relating to stockholder proposals at annual meetings, director nominees and the number and term of office of directors.

The combination of the classification of our board of directors, the lack of cumulative voting and the 66-2/3% stockholder voting requirements will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Section 203 of Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”), which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers, or other takeover or change in control attempts of us may be discouraged or prevented.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, Massachusetts 02021. The transfer agent for any series of preferred stock, debt securities or warrants that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “RVNC.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the Registration Statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the Registration Statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with OID for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the Registration Statement of which this prospectus is a part. We will file as exhibits to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describes the terms of the particular series of warrants we are offering and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or warrant agreement and warrant certificates, as applicable, and any supplemental agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, the warrants may be exercised at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, then we will issue a new warrant or warrant certificate, as applicable, for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights By Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	the performance of third-party service providers;

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the heading “-Special Situations When A Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, “at the market” offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities and specific plan of distribution, including, to the extent applicable:

•	the name or names of any underwriters, dealers, agents or other purchasers;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, dealers and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may be granted an option to purchase additional shares and engage in stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any agents and underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Cooley LLP will pass upon certain legal matters in connection with the offering and the validity of the securities being offered by this prospectus, and any supplement thereto. Additional legal matters may be passed upon for us by any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits to the Registration Statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the Registration Statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor section of our website, which is located at http://www.investors.revance.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the Registration Statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-36297):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 26, 2020;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019, from our definitive proxy statement relating to our 2020 annual meeting of stockholders, filed with the SEC on March 26, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 6, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 9, 2020;

•

our Current Reports on Form 8-K, filed with the SEC on January 9, 2020 (only with respect to Item 5.02), January  10, 2020, February  7, 2020, February  10, 2020, February  14, 2020, May  15, 2020, May  19, 2020, May  21, 2020 (8-K/A), June  1, 2020, July  24, 2020, October  14, 2020 (only with respect to Item 8.01), November  9, 2020 (only with respect to Item 8.01), November  20, 2020, and November 27, 2020; and

•

the description of the common stock contained in our registration statement on Form 8-A (No. 001-36297), filed with the SEC on February 4, 2014, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, and those future filings will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filing will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Revance Therapeutics, Inc.

Attn: Investor Relations

7555 Gateway Boulevard

Newark, California 94560

(510) 742-3400

Common Stock

Preferred Stock

Debt Securities

Warrants

PROSPECTUS

November 27, 2020

PROSPECTUS

$125,000,000

Common Stock

We have entered into a sales agreement with Cowen and Company, LLC (“Cowen”) relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $125 million from time to time through Cowen acting as our agent.

Our common stock is quoted on the Nasdaq Global Market (the “Exchange”), under the symbol “RVNC.” On November 24, 2020, the last reported sale price of our common stock was $23.41 per share.

Sales of our common stock, if any, under this prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Cowen for sales of common stock sold pursuant to the sales agreement will be an amount up to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended.

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Cowen

November 27, 2020

Prospectus

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ABOUT THIS PROSPECTUS

This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission (“SEC”), before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not, and Cowen has not, authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents, and that any information we have incorporated by reference is accurate only as of the date given in the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Unless otherwise mentioned or unless the context indicates otherwise, as used in this prospectus, the terms “Revance,” “the Company,” “we,” “us” and “our” refer to Revance Therapeutics, Inc., a Delaware corporation, and, where appropriate, its wholly owned subsidiaries.

This prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the Registration Statement of which this prospectus is a part.

Company Overview

We are a biotechnology company focused on innovative aesthetic and therapeutic offerings, including our next-generation neuromodulator product, DaxibotulinumtoxinA for Injection. DaxibotulinumtoxinA for Injection combines a proprietary stabilizing peptide excipient with a highly purified botulinum toxin that does not contain human or animal-based components. We have successfully completed a Phase 3 program for DaxibotulinumtoxinA for Injection in glabellar (frown) lines and are pursuing U.S. regulatory approval. We are also evaluating DaxibotulinumtoxinA for Injection in the full upper face, including glabellar lines, forehead lines and crow’s feet, as well as in two therapeutic indications—cervical dystonia and adult upper limb spasticity. To accompany DaxibotulinumtoxinA for Injection, we own a unique portfolio of premium products and services for U.S. aesthetics practices, including the exclusive U.S. distribution rights to Teoxane SA’s line of Resilient Hyaluronic Acid® (“RHA®”) Collection of dermal fillers, the first and only range of FDA-approved fillers for correction of dynamic facial wrinkles and folds, and the HintMD fintech platform, which includes integrated smart payment, subscription and loyalty digital services. We have also partnered with Viatris Inc. (formerly Mylan N.V.) to develop a biosimilar to BOTOX®, which would compete in the existing short-acting neuromodulator marketplace. We are dedicated to making a difference by transforming patient experiences.

Corporate Information

We were incorporated in Delaware in August 1999 under the name Essentia Biosystems, Inc. We commenced operations in June 2002 and, in April 2005, changed our name to Revance Therapeutics, Inc. Our principal executive offices are located at 7555 Gateway Boulevard, Newark, California 94560, and our telephone number is (510) 742-3400. Our website address is www.revance.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

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THE OFFERING

Common Stock Offered by Us	Shares of our common stock having an aggregate offering price of up to $125 million.

Manner of Offering	“At-the-market” equity offering that may be made from time to time through our sales agent, Cowen. See “Plan of Distribution” on page 14.

Use of Proceeds	We currently intend to use the net proceeds from this offering primarily for working capital and other general corporate purposes, which may include sales and marketing activities, research and development activities, manufacturing and commercialization activities, general and administrative matters, other business opportunities, and capital expenditures. See “Use of Proceeds” on page 7 of this prospectus.

Risk Factors	Investing in our common stock involves significant risks. You should read the section titled “Risk Factors” on page 3 of this prospectus, and under similar headings in other documents incorporated by reference into this prospectus, for a discussion of factors to consider before deciding to purchase shares of our common stock.

The Nasdaq Global Market Symbol	“RVNC”

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below and under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Additional Risks Related to This Offering

You will experience immediate and substantial dilution.

The offering price per share in this offering will exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 5,339,598 shares of our common stock are sold at a price of $23.41 per share, the last reported sale price of our common stock on the Exchange on November 24, 2020, for aggregate gross proceeds of $125 million, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $19.59 per share, representing the difference between the price you pay and our as adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants and/or the conversion of our outstanding convertible senior notes will result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering for working capital and other general corporate purposes, which may include sales and marketing

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activities, research and development activities, manufacturing and commercialization activities, general and administrative matters, other business opportunities, and capital expenditures. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Cowen at any time throughout the term of the sales agreement. The number of shares that are sold through Cowen after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Cowen in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the sales agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the sales agreement.

Sales of common stock offered hereby will be in “at the market” equity offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to Cowen, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of share sales made at prices lower than the prices they paid.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we file with the SEC that are incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, and assumptions, including risks described under the heading “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K and in our most recently filed Quarterly Report on Form 10-Q, as may be updated by other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. These factors include, among other things:

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our expectations regarding the results, timing, costs and completion of our research and development programs and regulatory approvals, regulatory fillings of our current or future product candidates, including the timing of the U.S. Food and Drug Administration’s decision on the Biologics License Application for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines;

•

the impact of the COVID-19 pandemic on the timing of regulatory approval of DaxibotulinumtoxinA for Injection for the treatment of glabellar lines, our manufacturing operations, supply chain, end user demand for our products, commercialization efforts, business operations, clinical trials and other aspects of our business;

•

our ability to effectively and reliably manufacture supplies of DaxibotulinumtoxinA for Injection, biosimilar or any future product candidates, if approved, including through any third-party manufacturers, and to develop, validate and maintain a commercially viable manufacturing process, as well as our ability to acquire supplies of RHA® Collection of dermal fillers from Teoxane SA (“Teoxane”);

•

the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results, or that positive results would assure regulatory approval or commercial success of our product candidates;

•	our ability to obtain regulatory approval of our product candidates;

•

whether our acquisition of the HintMD fintech platform and our exclusive U.S. distribution rights to the RHA® Collection of dermal fillers will provide the anticipated economic and other benefits, including our ability to realize anticipated synergies and successfully commercialize the services and products;

•

the rate and degree of commercial acceptance, potential market size, opportunity and growth potential of the RHA® Collection of dermal fillers and the HintMD fintech platform, and any other product candidates if approved for commercial use;

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•

our ability to successfully commercialize the RHA® Collection of dermal fillers and our ability to commercialize our product candidates, if approved, and the timing and cost of commercialization activities;

•	our ability to build our own sales and marketing capabilities, or seek collaborative partners, including distributors, to commercialize our product candidates, if approved;

•	the status of our commercial collaborations;

•	changes in and failures to comply with U.S. and foreign privacy and data protection laws, regulations and standards;

•	our strategy of acquiring complementary businesses and our ability to successfully integrate acquired businesses and technologies, including the successful integration of the HintMD fintech platform;

•	competitive pressures in the markets in which we operate;

•	our ability to obtain funding for our operations;

•

the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology, and to avoid third-party patent interference or intellectual property infringement claims;

•	our financial performance, including future revenue, expenses and capital requirements; and

•	the cost and our ability to successfully defend ourselves if product liability lawsuits are brought against us.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

These forward-looking statements are based upon information available to us and represent our estimates and assumptions only as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any free writing prospectus or any documents incorporated by reference herein or therein.

You should read this prospectus together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $125 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes, which may include sales and marketing activities, research and development activities, manufacturing and commercialization activities, general and administrative matters, other business opportunities, and capital expenditures.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts; our ability to obtain regulatory approval for our product candidates, including with respect to the anticipated PDUFA target action date and the approval of the biologics license application for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines; the impact of the COVID-19 pandemic on our manufacturing operations, supply chain, end user demand for our products, commercialization efforts, business operations, clinical trials and other aspects of our business; the timing and progress of any partnering and commercialization efforts; technological advances; and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending their use as described above, we plan to invest the net proceeds in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or guaranteed obligations of the U.S. government and its agencies.

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DILUTION

Our net tangible book value as of September 30, 2020, was approximately $154 million, or $2.31 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2020. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the assumed sale of 5,339,598 shares of our common stock in this offering at an assumed offering price of $23.41 per share, the last reported sale price of our common stock on the Exchange on November 24, 2020, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020, would have been approximately $275 million, or $3.82 per share. This represents an immediate increase in net tangible book value of $1.51 per share to existing stockholders and immediate dilution of $19.59 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$23.41
Net tangible book value per share as of September 30, 2020	$2.31
Increase in net tangible book value per share attributable to this offering	1.51

As adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering		3.82

Dilution per share to investors purchasing our common stock in this offering		$19.59

The above discussion and table are based on 66,587,713 shares outstanding as of September 30, 2020, and exclude as of that date:

•	5,783,695 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2020, having a weighted average exercise price of $18.60 per share;

•	11,763,494 shares reserved for future issuance pursuant to the conversion of our outstanding convertible senior notes;

•	350,937 shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan;

•	1,655,344 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan;

•	535,847 shares of common stock reserved for future issuance under our 2014 Inducement Plan; and

•	418,261 shares of common stock reserved for future issuance under our Hint, Inc. 2017 Equity Incentive Plan.

The table above assumes for illustrative purposes that an aggregate of 5,339,598 shares of our common stock are sold during the term of the sales agreement with Cowen at a price of $23.41 per share, the last reported sale price of our common stock on the Nasdaq Global Market on November 24, 2020, for aggregate gross proceeds of $125 million. The shares subject to the sales agreement with Cowen are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $23.41 per share shown in the table above, assuming all of our common stock in the aggregate amount of $125 million during the term of the sales agreement with Cowen is sold at that price, would increase our adjusted net tangible book value per share after the offering to $3.84 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $20.57 per share, after deducting commissions

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and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $23.41 per share shown in the table above, assuming all of our common stock in the amount of $125 million during the term of the sales agreement with Cowen is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $3.81 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $18.60 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

To the extent that outstanding options, convertible notes, or restricted stock units outstanding as of September 30, 2020, have been or may be exercised or settled or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DESCRIPTION OF CAPITAL STOCK

The description below of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws, which are incorporated by reference into the Registration Statement of which this prospectus is a part, and the applicable provisions of Delaware law.

General

Our amended and restated certificate of incorporation authorizes us to issue up to 95,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

Voting rights. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors.

At all meetings of stockholders, except where otherwise provided by statute or by our amended and restated certificate of incorporation, or by our amended and restated bylaws, the presence of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Except as otherwise provided by statute or by applicable stock exchange rules, or by our amended and restated certificate of incorporation, or by our amended and restated bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders.

Our board of directors is divided into three classes, with each class having a three-year term. Except as otherwise provided by statute, or by our amended and restated certificate of incorporation, or by our amended and restated bylaws, directors standing for election shall be elected by a plurality of the votes of the shares present at the meeting and entitled to vote generally on the election of directors. The Company’s stockholders do not have cumulative voting rights in the election of directors. As a result, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and preferences. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully paid and nonassessable. All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of

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any stock exchange or market on which our securities are then traded), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. The, rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of preferred stock may be greater than the rights of the common stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company without further action by the stockholders, and may have the effect of delaying or preventing changes in management of the Company. In addition, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that holders of common stock will receive dividend payments and payments upon liquidation.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in a certificate of designation relating to that series.

We will file as an exhibit to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws provide for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders representing a majority of the shares of common stock outstanding will be able to elect all of our directors due to be elected at each annual meeting of our stockholders. In addition, our amended and restated certificate of incorporation provides that vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes may be filled by the affirmative vote of a majority of the remaining directors in office, even if less than a quorum, and that newly created directorships shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, unless our board of directors determines otherwise. Our amended and restated bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by consent in writing, and that only the chairman of our board, our president, our secretary or a majority of the authorized number of directors may call a special meeting of stockholders. Our amended and restated certificate of incorporation requires a 66-2/3% stockholder vote for the amendment, repeal or modification of certain provisions of our amended and restated certificate of incorporation relating to, among other things, the classification of our board of directors and filling of vacancies on our board of directors. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws also require a 66-2/3% stockholder vote for the stockholders to adopt, amend or repeal certain provisions of our amended and restated bylaws relating to stockholder proposals at annual meetings, director nominees and the number and term of office of directors.

The combination of the classification of our board of directors, the lack of cumulative voting and the 66-2/3% stockholder voting requirements will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

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Section 203 of Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”), which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers, or other takeover or change in control attempts of us may be discouraged or prevented.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, Massachusetts 02021. The transfer agent for any series of preferred stock, debt securities or warrants that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “RVNC.”

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PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to $125,000,000 of our common stock through Cowen as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the Exchange or any other trading market for our common stock.

Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent equals up to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen up to $50,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $380,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cowen will provide written confirmation to us following the close of trading on the Exchange on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilizes our common stock.

Our common stock is listed on the Nasdaq Global Market and trades under the symbol “RVNC.” The transfer agent of our common stock is Computershare Trust Company, N.A.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

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LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Cooley LLP, Palo Alto, California. Davis Polk & Wardwell LLP, Menlo Park, California, is counsel for Cowen in connection with this offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits to the Registration Statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the Registration Statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor section of our website, which is located at http://www.investors.revance.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is http://www.revance.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the Registration Statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-36297):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 26, 2020;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019, from our definitive proxy statement relating to our 2020 annual meeting of stockholders, filed with the SEC on March 26, 2020;

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•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 6, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 9, 2020;

•

our Current Reports on Form 8-K, filed with the SEC on January 9, 2020 (only with respect to Item 5.02), January  10, 2020, February  7, 2020, February  10, 2020, February  14, 2020, May  15, 2020, May  19, 2020, May  21, 2020 (8-K/A), June  1, 2020, July  24, 2020, October  14, 2020 (only with respect to Item 8.01), November  9, 2020 (only with respect to Item 8.01), November  20, 2020, and November 27, 2020; and

•

the description of the common stock contained in our registration statement on Form 8-A (No. 001-36297), filed with the SEC on February 4, 2014, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, and those future filings will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filing will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Revance Therapeutics, Inc.

Attn: Investor Relations

7555 Gateway Boulevard

Newark, California 94560

(510) 742-3400

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$125,000,000

Common Stock

PROSPECTUS

Cowen

November 27, 2020

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All amounts are estimated except the SEC registration filing fee.

	Amount paid or to be paid
SEC registration fee	$13,638	(1)
The Nasdaq Stock Market listing fee		(2)
Financial Industry Regulatory Authority filing fee		(2)
Accounting fees and expenses		(2)
Legal fees and expenses		(2)
Transfer agent fees and expenses		(2)
Trustee fees and expenses		(2)
Printing and miscellaneous expenses		(2)

Total		(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all applicable registration fees relating to the securities that are registered and available for sale under this Registration Statement, other than the $13,638 filing fee in connection with the filing of this Registration Statement for the New Shelf Securities. The registrant previously paid $14,171.14 relating to the Unsold Shares under the Prior Registration Statement, which amount will be applied to this Registration Statement. Accordingly, the registrant does not owe any additional filing fee in connection with the filing of this Registration Statement for the New Shelf Securities.

(2)

The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Officers and Directors

Under Section 145 of the Delaware General Corporation Law (the “Delaware Law”), the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

The registrant’s amended and restated certificate of incorporation and amended and restated bylaws include provisions which (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Delaware Law and (ii) require the registrant to indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. The registrant believes that these provisions are necessary to attract and retain qualified persons as directors and executive officers. These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the registrant’s best interests or the best interests of the registrant’s stockholders, for any transaction from which the director derived an improper personal benefit, and any act related to unlawful stock repurchases, redemptions or other distribution or payments of dividends. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

The registrant has entered into indemnity agreements with certain of its directors and executive officers that require the registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was one of the registrant’s directors or executive officers, provided, among other things, that such person’s conduct was not knowingly fraudulent or deliberately dishonest or constituted willful misconduct. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The registrant maintains an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

The underwriting agreement, if any, entered into with respect to an offering of securities registered hereunder will provide for indemnification by any underwriters of any offering, our directors and officers who sign the Registration Statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits

The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filling Date

1.1*	Form of Underwriting Agreement.	—	—	—	—	—

1.2	Sales Agreement, dated November 27, 2020, by and between Revance Therapeutics, Inc. and Cowen and Company, LLC.	8-K	001-36297	99.1	November 27, 2020	—

3.1	Amended and Restated Certificate of Incorporation.	8-K	001-36297	3.1	February 11, 2014	—

3.2	Amended and Restated Bylaws.	S-1	333-193154	3.4	December 31, 2013	—

4.1	Reference is made to Exhibits 3.1 and 3.2.	—	—	—	—	—

4.2	Form of Common Stock Certificate.	S-1/A	333-193154	4.4	February 3, 2014	—

4.3*	Form of Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.	—	—	—	—	—

4.4*	Form of Debt Securities.	—	—	—	—	—

4.5	Form of Indenture.	—	—	—	—	X

4.6	Form of Common Stock Warrant Agreement and Warrant Certificate.	—	—	—	—	X

4.7	Form of Preferred Stock Warrant Agreement and Warrant Certificate.	—	—	—	—	X

4.8	Form of Debt Securities Warrant Agreement and Warrant Certificate.	—	—	—	—	X

5.1	Opinion of Cooley LLP.	—	—	—	—	X

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.	—	—	—	—	X

23.2	Consent of Cooley LLP (included in Exhibit 5.1).	—	—	—	—	X

24.1	Power of Attorney (see signature pages).	—	—	—	—	X

25.1**	Statement of Eligibility of Trustee under the Indenture.	—	—	—	—	—

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on this 27th day of November 2020.

REVANCE THERAPEUTICS, INC.

By:	/s/ Mark J. Foley
Mark J. Foley
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark J. Foley, Tobin C. Schilke and Dwight Moxie, and each of them, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Mark J. Foley Mark J. Foley	President, Chief Executive Officer and Director (Principal Executive Officer)	November 27, 2020

/s/ Tobin C. Schilke Tobin C. Schilke	Chief Financial Officer (Principal Financial and Accounting Officer)	November 27, 2020

/s/ Angus C. Russell Angus C. Russell	Director, Chairman	November 27, 2020

/s/ Jill Beraud Jill Beraud	Director	November 27, 2020

/s/ Robert Byrnes Robert Byrnes	Director	November 27, 2020

/s/ Julian S. Gangolli Julian S. Gangolli	Director	November 27, 2020

/s/ Phyllis Gardner, M.D. Phyllis Gardner, M.D.	Director	November 27, 2020

/s/ Chris Nolet Chris Nolet	Director	November 27, 2020

/s/ Aubrey Rankin Aubrey Rankin	Director	November 27, 2020

/s/ Philip J. Vickers, Ph.D. Philip J. Vickers, Ph.D.	Director	November 27, 2020